Exhibit 8.1

List of Significant Subsidiaries of the Registrant (as of December 31, 2017)

Subsidiaries

Phoenix Satellite Television Information Limited

Phoenix New Media (Hong Kong) Company Limited

Phoenix New Media (Hong Kong) Information Technology Company Limited

Fread Limited

I Game (Hong Kong) Company Limited

Fenghuang On-line (Beijing) Information Technology Co., Ltd.

Beijing Fenghuang Yutian Software Technology Co., Ltd.

Fenghuang Feiyang (Beijing) New Media Information Technology Co., Ltd.

Beijing Fenghuang Borui Software Technology Co., Ltd.

Qieyiyou (Beijing) Information Technology Co., Ltd.

Affiliated consolidated entities

Yifeng Lianhe (Beijing) Technology Co., Ltd.

Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Beijing Chenhuan Technology Co., Ltd.

Subsidiaries of affiliated consolidated entity

Beijing Tianying Chuangzhi Advertising Co., Ltd.

Tianjin Fenghuang Mingdao Culture Communication Co., Ltd.

Beijing Fengyu Network Technology Co., Ltd.

Beijing Fengyue Culture Technology Co., Ltd.

Beijing Youjiuzhou Technology Co., Ltd.

Beijing Huanyou Tianxia Technology Co., Ltd.

Shanghai Meowpaw Info&Tech Co., Ltd.